EXHIBIT 10.41

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of the 11th day of May, 2012 by and between MIDCAP FUNDING III, LLC, a Delaware limited liability company (“Agent”) and Stellar Pharmaceuticals Inc., Tribute Pharmaceuticals Canada Ltd. and Tribute Pharma Canada Inc. (collectively, the “Grantor”).

RECITALS

A. The Lenders have agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Agent, the Lenders and Grantor dated as of May 11, 2012 (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).  The Lenders are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Agent, for the ratable benefit of the Lenders, a security interest in certain Copyrights, Trademarks, Patents, and Mask Works (as each term is described below) to secure the obligations of Grantor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(f) All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the  “Mask Works”);

(g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

This security interest is granted in conjunction with the security interest granted to Agent, for the ratable benefit of the Lenders, under the Loan Agreement.  The rights and remedies of Agent with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Agent as a matter of law or equity.  Each right, power and remedy of Agent provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Agent of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Agent, of any or all other rights, powers or remedies. THIS AGREEMENT, AND ALL MATTERS RELATING HERETO ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

[Signature page follows.]

(Signature Page to Intellectual Property Security Agreement)

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	STELLAR PHARMACEUTICALS INC.

	By:	/s/ Robert Harris
544 Eagerton Street		Robert Harris
Middlesex, Ontario N5W3Z8		Chief Executive Officer
Attn: Robert Harris

TRIBUTE PHARMA CANADA INC.

By:	/s/ Robert Harris
Robert Harris
President

TRIBUTE PHARMACEUTICALS CANADA LTD.

By:	/s/ Robert Harris
Robert Harris
President

(Signature Page to Intellectual Property Security Agreement)

AGENT:

Address of Grantor:	MIDCAP FUNDING III, LLC, a Delaware limited liability company

	By:	/s/ Joshua Groman
7255 Woodmont Avenue, Suite 200		Joshua Groman, PhD.
Bethesda, Maryland 20814		Managing Director
Attn: Portfolio Management – Life Sciences

EXHIBIT A

Copyrights

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT D

Mask Works

Description	Registration/ Application Number	Registration/ Application Date